                                 EXHIBIT 3.1(e)

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/13/1996
                                                          960073391 - 2236742

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                      INTERACTIVE TELEPHONE NETWORK, INC.

                            Pursuant to Section 242

     Pursuant to the provisions of the Delaware General Corporation Law, Interactive Telephone Network, Inc. ("Corporation") (formerly known as Pegasus Financial Group, Inc.) adopts the following Certificate of Amendment to its Certificate of Incorporation.

     FIRST: The name of the Corporation is Interactive Telephone Network, Inc.

     SECOND: Paragraph 4 of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

     "FOURTH: The amount of total authorized capital stock of this Corporation is seventy-five thousand dollars ($7,500.00) divided into seventy-five million shares of common stock with a par value of $.0001 per share"

     THIRD: This Certificate of Amendment to the Corporation's Certificate of Incorporation was duly approved by the written consent of the holders of 91% of the outstanding stock of the Corporation; and that written notice of the contents of this Certificate of Amendment has been given to stockholders all as provided in Section 228 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned Secretary-Treasurer of the Corporation, being duly authorized, has executed this Certificate of Amendment on the 4th day of March, 1996; and by this execution does hereby certify and affirm, under penalty of perjury, that the facts stated therein are true and are the acts of the Corporation.

Interactive Telephone Network, Inc.

By

/s/ HOWARD E. TOOKE
-------------------------
Howard E. Tooke
Secretary-Treasurer